UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 19, 2010

Alterra Capital Holdings Limited

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

000-33047	98-0584464
(Commission File Number)	(I.R.S. Employer Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

(441) 295-8800

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 20, 2010, in order to incentivize certain members of the senior management (collectively, the “Grantees”) of Alterra Capital Holdings Limited (the “Company”) and its subsidiaries to continue to contribute to the Company’s growth and success, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), pursuant to the Alterra Capital Holdings Limited 2008 Stock Incentive Plan (formerly known as the Max Capital Group Ltd. 2008 Stock Incentive Plan, the “2008 Plan”) and the Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan, as amended (formerly known as the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, the “2006 Plan” and together with the 2008 Plan, the “Plans”), approved the grant of awards of restricted stock and restricted stock units (collectively, the “Grants”) on June 29, 2010 (the “Grant Date”). The Grant Date was determined to be 21 trading days following May 28, 2010, which is the “ex-dividend date” of the special dividend of US$2.50 per common share declared by the Company on May 20, 2010 to shareholders of record on June 2, 2010 payable on June 16, 2010 (the “Special Dividend”). The Grants have an aggregate value of US$10.1 million, which includes grants to our named executive officers listed below in the dollar amounts listed opposite their names below. The number of restricted shares or restricted share units to be granted to each Grantee will be based on the average closing price per Company common share, par value $1.00 per share, for the 20 trading days following May 28, 2010. No award of restricted shares or restricted share units will be granted to any Grantee who is not employed by the Company or a subsidiary thereof on the Grant Date.

Name	Value of Restricted Shares or Restricted Share Units To Be Granted on the Grant Date (US $)
W. Marston Becker	1,700,000
John R. Berger	1,300,000
Andrew Cook	800,000
Peter A. Minton	800,000
Joseph W. Roberts	600,000
Adam Mullan	500,000

In general, restrictions applicable to the Grants will lapse on August 15, 2015 (the “Vesting Date”) with respect to such portion of the restricted share or restricted share units subject to the award as determined in accordance with the performance-vesting criteria set forth in the applicable forms of award agreement attached as Exhibit 10.1 and Exhibit 10.2, subject to the Grantee’s continuous service with the Company or any of its subsidiaries until the Vesting Date. If the Grantee’s service is terminated prior to the Vesting Date, the Grant shall automatically be forfeited without consideration, unless otherwise provided below. Notwithstanding the foregoing, the time-based vesting requirements applicable to the Grant to Mr. Cook will be satisfied on May 12, 2012, subject to his continuous service until such date and the performance-based vesting requirements shall be measured as of the Vesting Date, regardless of whether he remains in continuous service on the Vesting Date.

The Grants will fully vest upon the Grantee’s death or disability. If the Grantee’s employment is terminated without “Cause” by the Company or for “Good Reason” by the Grantee, the Grants will continue to vest in accordance with their original schedule, subject to the achievement of the performance vesting criteria set forth in the award agreement as if the Grantee had remained in continuous service with the Company or any of its subsidiaries until the Vesting Date.

In the event that a Grantee retires, the Grants will continue to vest in accordance with their original schedule, subject to the achievement of the performance vesting criteria set forth in the award agreement as if the Grantee had remained in continuous service with the Company or any of its subsidiaries until the Vesting Date, so long as (i) the Grantee is at least age 55 with 5 years of continuous service immediately prior to his termination date, (ii) the Grantee has provided at least 24 months of continuous service to the Company following the Grant Date and prior to his termination date, and (iii) during the period following retirement and prior to the Vesting Date, the Grantee does not enter into any employment, consulting, service or similar arrangement or accept any directorship that has not been pre-approved by the Compensation Committee. To comply with local laws, this provision will not apply to Mr. Mullan.

In the event of a “Change in Control” (as defined in the Plans), the Compensation Committee may provide that all or any portion of the Grants will vest.

If a Grantee’s work permit is not renewed, provided that such renewal is not directly or indirectly related to any actions or omissions taken by the Grantee, the Grants will fully vest. With respect to all other terminations (voluntary and for “Cause”), all unvested Grants will immediately terminate and be forfeited.

Each Grantee will enter into an award agreement evidencing his Grant. The foregoing description of the award agreement does not purport to be complete and is subject to and qualified in its entirety by reference to a form of the restricted share award agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2 and the terms of which are incorporated herein by reference.

In addition, on May 20, 2010, the Compensation Committee, pursuant to Section 12 of the 2008 Plan and Section 17 of the Alterra Capital Holdings Limited 2000 Stock Incentive Plan (formerly known as the Max Capital Group Ltd. Stock Incentive Plan and, together with the 2008 Plan, the “Max Stock Plans”) determined that effective as of June 16, 2010, the exercise price of each issued and outstanding option granted under the Max Stock Plans (collectively, the “Options”) and outstanding as of June 2, 2010, the record date for the Special Dividend, shall be reduced by US$2.50. All other terms and conditions of the Options shall remain unchanged and the Options shall continue to be governed by the terms of the respective Max Stock Plan under which they were granted.

On May 19, 2010, the Board accepted the resignation of Angelo Guagliano, effective as of May 31, 2010, pursuant to Section 6(d) of his employment agreement with Alterra Insurance Limited (formerly known as Max Bermuda Ltd.), dated as of July 27, 2007, as amended December 17, 2008 (the “Employment Agreement”). Mr. Guagliano will be entitled to receive the separation benefits set forth in, and pursuant to, Section 8(a) of the Employment Agreement and shall be subject to the applicable restrictive covenants in the Employment Agreement. Mr. Guagliano has agreed to provide transition services to Alterra Insurance Limited through December 31, 2010. In connection with his resignation, the Company expects Mr. Guagliano to execute a general release pursuant to the terms of the Employment Agreement.

ITEM 8.01	OTHER EVENTS

On May 21, 2010 the Company issued a press release announcing that the Board of Directors had declared the Special Dividend payable on June 16, 2010 to shareholders of record on June 2, 2010. On May 25, 2010, the Company issued a press release announcing Mr. Guagliano’s resignation, effective as of May 31, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Form of Restricted Share Award Agreement for grants made under the Alterra Capital Holdings Limited 2008 Stock Incentive Plan.

10.2	Form of Restricted Share Award Agreement for grants made under the Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan.

99.1	Press release, dated May 21, 2010, issued by the Company.

99.2	Press release, dated May 25, 2010, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERRA CAPITAL HOLDINGS LIMITED

/S/ PETER A. MINTON
Name:	Peter A. Minton
Title:	Executive Vice President and Chief Operating Officer

Date: May 25, 2010

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